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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Qwest Communications International, Inc. of our report dated March 6, 1998, except as to the acquisition and restatement described in Note 2, which is as of September 30, 1998, relating to the consolidated financial statements of Icon CMT Corp., which appears in such Proxy Statement/Prospectus. We also consent to the application of such report to the Financial Statement Schedule of Icon CMT Corp. for the three years ended December 31, 1997 under item 21(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

                                          PricewaterhouseCoopers LLP

Stamford, Connecticut
December 10, 1998